Exhibit 99.1

Absolute Life Solutions Closes on Initial $25.8 Million of $60 Million Capital Raise

Company Cites Growing Interest in Life Settlements Business from Institutional Investors as Basis for Deal Momentum

NEW YORK, Nov. 15, 2010 /PRNewswire-FirstCall/ -- Absolute Life Solutions, Inc. (OTC Bulletin Board:ALSO.ob - News), a financial services firm focused on the creation of cash liquidity for seniors and as well as insurance-industry focused investors, today confirmed that the company has closed on an initial $25.8 million portion of its previously disclosed $60 million capital raise.

The offering is a private placement to institutional and sophisticated investors of the Company's Series A 12.5% Convertible Preferred Stock with 2 attached warrants.

"There has been a marked increase in interest surrounding the life settlements business and today's announcement continues to validate our belief that our industry is poised for significant growth.  Institutional investors are beginning to comprehend the new dynamics of our business which we believe has created a level enthusiasm and interest in our strategic plans.  We expect that the momentum we are currently experiencing in our capital raising activities will carry us through to its completion in the very near future," commented Moshe Oratz, Chief Executive Officer of Absolute Life Solutions, Inc.  "There is a new era emerging in our business whereby prudent analysis and diversified policy holdings will help to create an asset class that brings long term value to shareholders.  With our industry expertise, proprietary data analysis capabilities, and thorough understanding of the emerging demographics of our business, we believe we are uniquely positioned to compete and succeed in this market," Oratz concluded.

About Life Settlement Transactions:

A life settlement transaction typically occurs when an individual of advanced aged no longer wishes to pay, or is unable to afford, a rising premium payment on their life insurance policies.  When faced with the difficult choice of expending diminishing cash resources to make premium payments or simply allowing their policy lapse, the insured senior now has the opportunity to sell the policy for an immediate cash payment.  Current life settlement transactions are allowing the individual to receive an average of 8 times the surrender value for an asset that was previous illiquid and that they may have had to abandon.  More and more seniors are becoming aware of the potential of these transactions creating a growing supply of policies available for purchase by organization such as Absolute Life Solutions, Inc.

About Absolute Life Solutions, Inc.:

Absolute Life Solutions, Inc. offers a distinctive approach that provides liquidity to seniors while creating a stable alternative asset class for investors.  By securing only high-quality policies and employing a proprietary valuation platform and best-in-class portfolio and management techniques, Absolute seeks to optimize an insurance policy's inherent value and minimize risk.  For more information about Absolute Life Solutions, Inc., please visit our website at www.absolutels.com

Forward Looking Statements

Some statements in this release may be "forward-looking statements" for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in our public filings with the Securities and Exchange Commission.  Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward looking statements.

Contacts:
Moshe Oratz	Gabriel Berger
Absolute Life Solutions, Inc.	Triumph Corporate Communications
Chief Executive Officer	Investor Relations
(212) 401-4070	(917) 753-0169
info@absolutels.com	investorrelations@absolutels.com

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